UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.06 MATERIAL IMPAIRMENTS

On August 11, 2009, MMC Energy, Inc., a Delaware corporation (“MMC” or the “Company”) announced that it’s wholly-owned subsidiary, MMC Chula Vista II, LLC, had signed a definitive agreement with Energy Parts Solutions, LLC, an affiliate of Pro Energy, Services, LLC, to sell its two remaining General Electric LM6000PC Sprint® turbines in an all-cash transaction for an aggregate purchase price of $26.65 million (the “Transaction”). Pro Energy provides operations and maintenance services for each of the Company’s wholly-owned subsidiaries’ power plants. The Transaction is targeted to close on October 7, 2009.

The Company expects to receive at closing proceeds of approximately $23.3 million, net of the deposit and transaction costs.  Accordingly, the Company expects to record a loss of approximately $5.4 million, reflected as an impairment charge against the company’s carrying value of $31.7 million for the turbines in the Company’s second quarter results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1  Press Release, dated August 11, 2009, issued by MMC Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMC ENERGY, INC.

Date: August 11, 2009	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer